Exhibit 10.7
ESCROW AGREEMENT
THIS ESCROW AGREEMENT made and entered into this                                                              , 2006, between                                         , a                     banking association with principal offices in                     , Ohio (hereinafter called the “Escrow Agent”), Performance Home Buyers, LLC, an Ohio limited liability company (hereinafter called the “Company”), Sumner Harrington Ltd., a Minnesota corporation (“SHL”) and                                         , a national real estate title company organized as a                                          (“Title”).
WITNESSETH THAT:
WHEREAS, the Company will be conducting a public offering (“Offering”) of up to $25,000,000 of Senior Secured Renewable Notes (the “Notes”);
WHEREAS, the Company has retained the services of SHL, a registered broker dealer under the Securities Exchange Act of 1934, as amended, to assist it in the sale of the Notes on a “best efforts” basis;
WHEREAS, the parties hereto desire to appoint Escrow Agent to hold proceeds from the sale of the Notes in the Offering and disburse escrowed funds only as provided herein; principally upon written authorization from Title that: (i) the funds will be used to repay mortgage liens existing on real estate owned by the Company, and (ii) such funds will be secured by a first lien position on such Company real estate; and
WHEREAS, all of the parties hereto desire to enter into an agreement with respect to the escrow of the proceeds thereof.
NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the parties hereto agree as follows:
1.	Proceeds to be Placed in Escrow. All proceeds received by the Company or SHL from the sale of the Notes shall be promptly delivered to the Escrow Agent and deposited by the Escrow Agent into an interest bearing account (the “Deposited Funds”) by noon of the next business day after receipt by the Company or SHL. During the term of this Escrow Agreement, the Company and SHL shall cause all checks received by it or others arising from the sale of Notes to be made payable to “ Bank-PHB Escrow Account.”
In addition, all proceeds received or to be received by the Company or Title upon release, satisfaction or payment of any collateral securing the Notes shall be promptly delivered to the Escrow Agent and deposited by the Escrow Agent upon receipt. Such funds shall be held as additional Deposited Funds and disbursed only as provided herein.

2. Investment of Escrow Funds.
(a)	During the term of and subject to the remaining provisions of this Escrow Agreement, Escrow Agent shall invest and reinvest all Escrowed Funds (as defined below) in any one or more of the following types or classes of investments at the written direction of Company: (i) United States Treasury Bills (30-days or less in term), (ii) any money market fund or account of a national brokerage or investment firm which is invested solely in United States government or government guaranteed securities or obligations secured by the same, or (iii) money market accounts of or certificates of deposit (30-days or less in term) issued by any federally insured bank.

(b)	Any interest or other amounts earned on the Deposited Funds shall be held as additional Deposited Funds and disbursed only as provided herein.
3. Disbursement of Funds.
(a)	During the term of the Offering and until all of the Notes have been redeemed or otherwise paid in full, the Escrow Agent shall receive, hold and invest in escrow all Deposited Funds (including interest thereon and any additional Deposited Funds, hereinafter collectively referred to as “Escrowed Funds”).

(b)	Upon receipt by the Escrow Agent and the Company of written authorization of Title or its attorneys, Escrow Agent shall release, in accordance with the terms and conditions of Section 4.8 of the Indenture with respect to the Notes dated , 2006 (the “Note Indenture”), Escrowed Funds and distribute such funds as directed by Title. Such authorization shall include a representation that the terms for release set forth in that certain Agency Agreement between Title and the trustee under the Offering (initially Herring Bank) (the “Note Trustee”) and Section 4.8 of the Note Indenture have been satisfied. The written authorization may bear facsimile signatures, and the Escrow Agent is hereby authorized to act based upon a written authorization bearing facsimile signatures of the following officers of Title: , and . Each of such officers acting alone or together, are authorized to sign written authorizations on behalf of Title.

(c)	Escrowed Funds may also be released and distributed upon receipt by Escrow Agent of written authorization of the Company or its attorneys that Escrowed Funds are necessary to redeem outstanding Notes. The written authorization may bear facsimile signatures, and Escrow Agent is hereby authorized to act based upon a written authorization bearing facsimile signatures of the following officers of Company: , and . Each of such officers acting alone or together, are authorized to sign written authorizations on behalf of Company.

(d)	In addition to the above release mechanisms, the Note Trustee and the Company shall be entitled to direct the release of Escrowed Funds as they mutually determine are necessary and appropriate.
4.	Sole Dominion and Control of the Escrowed Funds. Notwithstanding the foregoing, (a) the Note Trustee shall have full dominion and control with regard to the Escrowed Funds, (b) the Note Trustee shall maintain full title and right to the ownership of the Escrowed Funds for the benefit of the holders of the Notes, and (c) the Escrow Agent shall comply with the directions of the Note Trustee regarding the distribution and release of the Escrowed Funds, regardless of whether such directions are in accordance with the provisions contained in Section 3 of this Escrow Agreement, provided such directions are in accordance with the terms of the Indenture governing the Notes and have been communicated in writing to the Company at least 24 hours prior to notice provided to the Escrow Agent pursuant to the terms of this paragraph.
5.	Term of Escrow. This Escrow Agreement shall terminate on the first (1st) business day after redemption or payment in full of all of the Notes. Any Escrowed Funds remaining in the Escrow Account at such time shall be paid promptly to the Company.
6. Duty and Liability of the Escrow Agent: Indemnification.
(a)	The sole duty of the Escrow Agent, other than as herein specified, shall be to receive said funds and hold them subject to release, in accordance with the written instructions of Title, the Company or the Note Trustee, and the Escrow Agent shall be under no duty to determine whether any party hereto is complying with requirements of any offering document, in tendering proceeds or monies to the Escrow Agent or in properly releasing any escrowed proceeds. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof.

(b)	Neither the Escrow Agent nor its officers, directors, employees, agents, subsidiaries, or affiliates shall be liable hereunder except for the gross negligence or willful misconduct of any of them, and the Company agrees to indemnify the Escrow Agent and its officers, directors, employees, agents, subsidiaries, and affiliates for and hold it harmless against any loss, damage, claim, charge, liability, or expense, including attorney’s fees, incurred and arising out of or in connection with this Escrow Agreement or any acts or inactions of the Company, but only if and to the extent the same is not due to the gross negligence of willful misconduct of the Escrow Agent or any of its officers, directors, employees, agents, subsidiaries, or affiliates.

(c)	Escrow Agent shall be entitled to rely upon any certification, instruction, notice or other writing delivered to it by or on behalf of any party hereto without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Escrow Agreement or signature believed by it, without independent investigation, to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(d)	Except as set forth in Section 1, the Escrow Agent does not have any interest in the Deposited Funds or Escrowed Funds, but is serving as escrow holder only and has only possession thereof.

(e)	In the event of any dispute between or conflicting claims by or between any party to this Agreement and/or any other person or entity with respect to any Deposited Funds or Escrowed Funds, and for so long as such dispute or conflict shall continue, Escrow Agent shall not be or become liable in any way to the Company, SHL or Title for its failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, at its sole option, either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, acceptable to the Escrow Agent in the Escrow Agent’s sole discretion, or the Escrow Agent shall have received security or an indemnity acceptable to the Escrow Agent in the Escrow Agent’s sole discretion sufficient to hold the Escrow Agent harmless from and against any and all losses, liabilities, or expenses which the Escrow Agent may incur by reason of its acting. The Escrow Agent may, in addition, elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem appropriate.

(f)	The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Company, SHL and Title specifying a date (not less than thirty days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, a successor escrow agent shall be appointed by the Company, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. The Escrow Agent shall continue to serve until its successor accepts the escrow.
7.	Escrow Agent’s Fee. The Escrow Agent shall be entitled to be paid $2,000.00 as compensation for its services hereunder. The fee agreed upon for services rendered hereunder in intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions of this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all cost and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, or litigation, and the same may be recoverable from the Company.
8.	Binding Agreement and Substitution of Certain Parties. The terms and conditions of this Escrow Agreement shall be binding on the creditors or transferees, or successors in interest, whether by operation of law or otherwise, of the parties hereto. If, for any reason, Escrow Agent, Title or SHL be unable or unwilling to continue as Escrow Agent, Title or selling agent, then the Company may substitute another Escrow Agent, title company or selling agent upon written notice to the other parties to this Escrow Agreement. Any apportionment of the fees provided for in Section 7 for the Escrow Agreement will be subject to agreement of the parties.
8.	Notice. All notices of communications, except as herein otherwise specifically provided, shall be in writing, and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in manner customary for communication of such type).
9.	Governing Law; Jurisdiction. This Escrow Agreement shall be constructed, performed and enforced in accordance with, and governed by, the internal laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court in Ohio, including the United States District Court for the District of Ohio located in ___ County, Ohio, as a proper forum.
10.	Severability. In the event that part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.
11.	Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representatives, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any conditions, or of the breach of any provision, term, covenant, representation or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor constructed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Escrow Agreement.
12.	Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understanding, oral and written, with regard to such escrow.
13.	Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
14.	Counterparts. This Escrow Agreement may be executed in counterparts each of which shall be deemed an original, but all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first above written.

PERFORMANCE HOME BUYERS, LLC

(the “Company”)	(the “Escrow Agent”)

By:	By:

(Print Name)	(Print Name)
Its:	Its:

(An Authorized Signatory)

SUMNER HARRINGTON LTD. (“SHL”)

By:

Title:

(“Title”)

By:

Its:

FORM OF ESCROW NOTICE
The undersigned certificates that he/she/it are duly authorized to execute and deliver this Escrow Notice on behalf of                                         .
     Pursuant to Section 3 of the Escrow Agreement (the “Escrow Agreement”), dated , 2006, between the Company,                                           Bank (the “Escrow Agent”), Sumner Harrington Ltd. (“SHL”) and                                         (“Title”),                                          hereby requests that the Escrow Agent remit, on or prior to                                         , 20                    , in immediately available funds, $                       from the Escrow Account to :

	Party	Amount

$

IN WITNESS WHEREOF, the undersigned has executed the certificate.

Date:			(“ ”)

By:

(Print Name)
Its:

8